                                                                      EXHIBIT 21
                                                                     (1999 10-K)



                       SUBSIDIARIES OF THE OILGEAR COMPANY

                                                                           JURISDICTION
                                                                             IN WHICH
                        NAME OF SUBSIDIARY                                 INCORPORATED

                      Oilgear Towler GmbH                               Republic of Germany

                      Oilgear F.S.C., Inc.                              Virgin Islands

                      Oilgear Ltd.                                      England

                      Oilgear Towler Ltd.                               England

                      Oilgear Towler S.A.                               France

                      Oilgear Towler S.A.                               Spain

                      Oilgear Towler S.r.l.                             Italy

                      Oilgear Towler Australia Pty. Ltd.                Australia

                      Oilgear Mexicana S.A. de C.V.                     Mexico

                      Oilgear do Brazil Hydraulica Ltda.                Brazil

                      Oilgear Towler Korea Ltd.                         South Korea

                      Oilgear Canada Inc.                               Canada

                      The Oilgear Japan Company                         Japan

                      Oilgear Towler Polyhydron Pvt. Ltd.               India
                      (51% Joint Venture)

                      Towler Automation Pvt. Ltd.                       India
                      (51% Joint Venture)

                      Oilgear Towler Taiwan Co. Ltd.                    Taiwan
                      (58% Joint Venture)